UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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4Kids Entertainment, Inc. (Name of Registrant as Specified in its Charter)
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4KIDS ENTERTAINMENT, INC.
1414 Avenue of the Americas
New York, New York 10019
(212) 758-7666

April 25, 2005

Dear Shareholder:

        You are cordially invited to attend the 4Kids Entertainment, Inc. (“4Kids” or the “Company”) Annual Meeting of Shareholders to be held at 10 a.m. (Eastern Time) on Thursday, May 26, 2005, at JP Morgan Chase, 277 Park Avenue, New York, New York, General Session Room on the 17th Floor (the “Annual Meeting”).

        The purposes of the Annual Meeting are to (i) elect directors, (ii) ratify the appointment of auditors, (iii) consider and vote upon a proposal to approve the 4Kids Entertainment, Inc. 2005 Long-Term Incentive Compensation Plan and (iv) transact such other business as may properly come before the meeting and any adjournment or postponements thereof. These matters are described in the formal Notice of the 2005 Annual Meeting of Shareholders and the accompanying Proxy Statement.

        Included with the Proxy Statement is a copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2004. We encourage you to read the Annual Report. It includes information on the Company’s business, markets and products as well as the Company’s audited financial statements.

        Your vote is very important. We hope you will find it convenient to attend the Annual Meeting in person. Whether or not you are personally able to attend, it is important that your shares be represented at the meeting. Accordingly, you are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting you may still revoke your proxy and vote in person. Your cooperation is greatly appreciated.

Sincerely,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

4KIDS ENTERTAINMENT, INC.
1414 Avenue of the Americas
New York, New York 10019

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

to be held on May 26, 2005

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of 4Kids Entertainment, Inc., a New York corporation (“4Kids”), will be held at JP Morgan Chase, 277 Park Avenue, New York, New York, General Session Room on the 17th Floor, on Thursday, May 26, 2005, at 10 a.m. (Eastern Time) for the purpose of considering and acting upon the following matters set forth in the accompanying Proxy Statement:

1.     Election of six directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2.     Ratification of the appointment of Deloitte & Touche LLP as auditors for 4Kids for the fiscal year ending December 31, 2005;

3.     Approval of the 4Kids Entertainment, Inc. 2005 Long-Term Incentive Compensation Plan; and

4.     The transaction of such other business as may properly come before the meeting and any adjournment or postponements thereof.

        The Board of Directors has fixed the close of business on April 11, 2005 as the record date for the Annual Meeting and only holders of shares of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof.

By Order of the Board of Directors,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

April 25, 2005

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP 4KIDS AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS ONE-THIRD OF THE OUTSTANDING SHARES OF 4KIDS’ COMMON STOCK ARE REPRESENTED AT THE ANNUAL MEETING.

PROXY STATEMENT

        This Proxy Statement (“Proxy Statement”) is being furnished to the shareholders of 4Kids Entertainment, Inc., a New York corporation (“4Kids” or the “Company”), in connection with the Annual Meeting of Shareholders of 4Kids to be held at 10 a.m. (Eastern Time) on Thursday May 26, 2005, at JP Morgan Chase, 277 Park Avenue, New York, New York, General Session Room on the 17th Floor, (the “Annual Meeting”). Accompanying this Proxy Statement is a notice of such Annual Meeting, a form of proxy solicited by the 4Kids Board of Directors and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2004 (the “Annual Report”). This Proxy Statement, the accompanying proxy and the Annual Report were first mailed to shareholders on or about April 25, 2005. Audited financial statements of 4Kids for the fiscal year ended December 31, 2004 are contained in the Annual Report. The Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Proxies in the accompanying form which are properly executed and duly returned to 4Kids and not revoked prior to the voting at the Annual Meeting will be voted as specified. If no contrary specification is made and if not designated as broker non-votes, the shares of common stock of 4Kids, par value $.01 per share, represented by the enclosed proxy will be voted FOR the election of the nominees for director (Proposal 1), FOR the ratification of the appointment of Deloitte & Touche LLP as auditors (Proposal 2) and FOR the approval of the 4Kids Entertainment, Inc. 2005 Long-Term Incentive Compensation Plan (Proposal 3). In addition, the shares of common stock represented by the enclosed proxy will be voted by the person named therein, in such person’s discretion, with respect to any other business which may properly come before the Annual Meeting or any adjournment or postponements thereof. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting by filing with the Secretary of 4Kids a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

        The Board of Directors has fixed the close of business on April 11, 2005 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. The holders of one-third of the voting power of all issued and outstanding shares of common stock present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, the affirmative vote by the holders of a majority of the votes cast at the Annual Meeting is necessary to approve Proposal 2 and 3. The affirmative vote by a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1).

        On April 11, 2005, the record date for the Annual Meeting, 4Kids had 13,329,143 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting. There is no cumulative voting. Votes shall be counted by 4Kids’ transfer agent.

        Shares represented by proxies designated as broker non-votes will be counted for purposes of determining a quorum. Broker non-votes occur when a broker nominee does not vote on one or more other matters at a meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. Shares represented by proxies marked as abstentions will also be treated as present for purposes of determining the outcome of a vote on any matter, but will not serve as a vote “for” or “against” any matter. Shares represented by proxies designated as broker non-votes, however, will not be treated as present for purposes of determining the outcome of a vote on any matter.

Expenses

        All expenses in connection with solicitation of proxies will be borne by 4Kids. Officers and regular employees of 4Kids may solicit proxies by personal interview, telephone and telegraph. Brokerage houses, banks and custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and the Proxy Statement. Georgeson & Co. has been engaged to assist in the solicitation of proxies, brokers, nominees, fiduciaries and other custodians. 4Kids will pay Georgeson & Co. approximately $6,500 for its services and reimburse its out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

        The directors are elected annually by the shareholders of 4Kids. The 4Kids By-laws provide that the number of directors shall be no less than three nor more than seven unless and until otherwise determined by vote of a majority of the entire Board of Directors. In accordance therewith, a total of six persons have been designated by the Board of Directors upon the recommendation of the 4Kids Nominating and Corporate Governance Committee as nominees and are being presented to the shareholders for election at the Annual Meeting. The directors to be elected at the Annual Meeting shall be determined by a plurality of the votes cast at the Annual Meeting.

        The six persons named below, who currently constitute the entire Board of Directors, have been nominated for election to serve as directors until the next Annual Meeting and until their respective successors have been duly elected and qualified:

• Richard Block	• Joseph P. Garrity	• Steven M. Grossman

• Jay Emmett	• Michael Goldstein	• Alfred R. Kahn

        The Board of Directors recommends that shareholders vote FOR the director nominees named above, and, unless a shareholder gives instructions on the proxy card to the contrary or a broker non-vote is indicated on the proxy card, the appointees named thereon intend so to vote. All of the nominees have consented to serve as directors if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for the election of such other person or persons as the remaining members of the Board of Directors may recommend.

MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of 4Kids, as of April 11, 2005, are as follows:

Name	Age	Position

Daniel Barnathan	50	Executive Vice President of Sales, Marketing and Promotions of 4Kids Ad Sales, Inc.
Richard Block (1)(2)(3)	64	Director
Jay Emmett (1)(2)(3)	76	Director
Joseph P. Garrity	49	Director, Executive Vice President, Chief Operating Officer and Chief Financial Officer
Michael Goldstein (1)(2)(3)	63	Director
Norman Grossfeld	41	President of 4Kids Productions, Inc.
Steven M. Grossman (1)(2)(3)	44	Director
Sheldon Hirsch	57	Chief Executive Officer of The Summit Media Group, Inc.
Alfred R. Kahn	58	Chairman of the Board of Directors, Chief Executive Officer
Thomas Kenney	46	Executive Vice President
Brian Lacey	54	Executive Vice President, International
Samuel R. Newborn, Esq	50	Executive Vice President, General Counsel

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee

        Daniel Barnathan has been Executive Vice President of Sales, Marketing and Promotions of 4Kids Ad Sales, Inc. since February 2002. Mr. Barnathan worked at ABC-TV for more than 23 years in positions such as Senior Vice President of ABC-TV/Disney Kids Network. Mr. Barnathan also held senior management positions in the sales and marketing departments of the children’s, daytime and news day-parts at the ABC-TV Network. From 2001 — 2002, Mr. Barnathan served as Executive Vice President of Sales and Marketing at CBS HealthWatch/Medscape, an online health information network. He began his career with the CBS-TV Network Research Department in 1977.

        Richard Block has been a director since January 2003. Mr. Block is the Chairman of the Consumer Packaging Group of Mead Westvaco, a worldwide leader in consumer packaging. The Consumer Packaging Group of Mead Westvaco provides packaging for most entertainment companies including Disney, Fox, Warner Brothers, Sony and Nintendo, among others. From 1998-2000, Mr. Block served as President and Chief Executive Officer of IMPAC Group, which was acquired by Westvaco in July 2000. From 1987-1998, Mr. Block was President and Chief Executive Officer of AGI Inc. which merged with Klearfold Packaging to form IMPAC Group in 1998.

        Jay Emmett has been a director since August 1999. For more than seven years, Mr. Emmett has been a member of the International Board of Directors of the Special Olympics.

        Joseph P. Garrity has been a director since August 1999. Mr. Garrity has been the Chief Financial Officer since joining 4Kids in June 1991. In October 1994, he became Executive Vice President (Chief Operating Officer) of 4Kids. For more than six years prior to such time, Mr. Garrity was a Senior Audit Manager for Deloitte & Touche LLP.

        Michael Goldstein has been a director since March 2003. Mr. Goldstein was a member of the Board of Directors of Toys “R” Us, Inc. from 1994-2003, its Chairman from 1997-2001, its Chief Executive Officer from 1994-1997 and was employed in various other capacities at Toys “R” Us from 1984-1994. Mr. Goldstein currently serves on the Board of Directors of Finlay Enterprises, Martha Stewart Living Omnimedia, Inc., Medco Health Solutions, Inc., Pacific Sunwear of California, Inc. and United Retail Group. Mr. Goldstein also chairs the Toys “R” Us Children’s Fund, a corporate philanthropic organization that supports the health and welfare of children.

        Steven M. Grossman has been a director since June 2001. Mr. Grossman has been Executive Vice President, Chief Financial Officer and Treasurer of R.A.B. Holdings, Inc. since its inception in 1996. R.A.B. Holdings, Inc. is a holding company formed to build a fully-integrated specialty food business. Mr. Grossman has been a director and Executive Vice President - Finance and Administration of Millbrook Distribution Services Inc., an independent distributor of specialty foods, health and beauty care products and general merchandise, since 1997 and has been a member of the Board of Managers and Executive Vice President, Chief Financial Officer and Treasurer of the R.A.B. Food Group, LLC (formerly The B. Manischewitz Company, LLC), a manufacturer of processed kosher food products, since 1998. Mr. Grossman has also been Executive Vice President and Chief Financial Officer of RABCO Luxury Holdings LLC, a diversified holding company which distributes luxury products since 1998 and Chief Financial Officer of P&E Properties Inc., a private commercial real estate ownership/management company, since 1994. Prior to such time, Mr. Grossman was Executive Vice President and Chief Financial Officer of Western Publishing Group, Inc., from June 1994 to May 1996.

        Norman Grossfeld has been President of 4Kids Productions, Inc., 4Kids’ television, film and home video production subsidiary, since February 1994. For two years prior to such time, he was President of Gold Coast Television Entertainment, a television production company. Prior to such time, Mr. Grossfeld served as Coordinating Director for NBC Sports from 1991 through 1992, and as Producer/Director for Television Programming Enterprises from 1988 to 1991.

        Sheldon Hirsch has been Chief Executive Officer of The Summit Media Group, Inc., 4Kids’ media buying, planning and television distribution subsidiary, since November 1992. For three years prior to such time, Mr. Hirsch was President of Sachs Family Entertainment, a television program distribution company.

        Alfred R. Kahn has been Chairman of the Board of Directors and Chief Executive Officer of 4Kids since March 1991. Prior thereto, Mr. Kahn was Vice Chairman of the Board of Directors of 4Kids from 1987-1991.

        Thomas Kenney has been Executive Vice President of 4Kids since January 2001. From February 1993 to January 2001, he was President of The Summit Media Group, Inc. For five years prior to such time, Mr. Kenney served as Senior Vice President of Advertising for Tiger Electronics Inc., a toy manufacturing company.

        Brian Lacey has been Executive Vice President of International for 4Kids since July 2003. Prior to joining 4Kids, Mr. Lacey was the President and founder of Lacey Entertainment, a New York-based worldwide television marketing, production, and distribution company, specializing in innovative and creative approaches in the packaging, production and launching of television series in the U.S. and around the world. Prior to forming Lacey Entertainment, he was co-founder and principal of Zodiac Entertainment, a television program and marketing co-venture formed with Central Independent Television of the UK (Now Carlton Television).

        Samuel R. Newborn, Esq. has been Executive Vice President and General Counsel since January 2000. Prior to joining 4Kids, Mr. Newborn was a partner in the law firm of Janklow, Newborn & Ashley for more than five years.

Meetings of the Board of Directors

        The Board of Directors of 4Kids met 10 times during the fiscal year ended December 31, 2004 and 3 times subsequent to December 31, 2004 but before the filing of the 4Kids’ Annual Report on Form 10-K. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which he serves since the date of his appointment.

Committees of the Board of Directors

        4Kids has an Audit Committee (the “Audit Committee”) which currently consists of Mr. Grossman, who serves as the Chairman, and Messrs. Block, Emmett and Goldstein. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board of Directors oversight responsibilities with respect to the following:

(i) the quality and integrity of 4Kids’ financial reports;
(ii) the performance of 4Kids’ internal audit function; and
(iii) 4Kids’ compliance with legal and regulatory requirements.

In addition, the Audit Committee:

(i) has sole authority to appoint or replace 4Kids’ independent auditors;
(ii) oversees the independent auditors’ qualifications, independence and performance;
(iii) discusses with 4Kids’ management, the internal auditors and the independent auditors the scope of the annual audit; and

-6-

(iv) determines the compensation for audit and permissible non-audit services to be provided by the independent auditors.

        The Board of Directors has determined that one of the Committee’s members, Mr. Grossman, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). Mr. Goldstein is a member of the audit committee of four other public companies. The Company’s Board of Directors has determined that Mr. Goldstein’s service on the other audit committees does not impair his ability to serve effectively on the Company’s Audit Committee. The Audit Committee met 10 times during fiscal 2004 and 2 times subsequent to December 31, 2004 but before the filing of the 4Kids’ Annual Report on Form 10-K. The Audit Committee’s report is included on page 15 of this Proxy Statement.

        4Kids has a Compensation Committee (the “Compensation Committee”) which currently consists of Mr. Emmett, who serves as the Chairman, and Messrs. Block, Goldstein and Grossman. The Compensation Committee:

(i) reviews 4Kids’ goals and objectives with respect to executive compensation;
(ii) sets and administers 4Kids’ policies which govern annual and long-term compensation of executives;
(iii) evaluates the CEO’s performance in light of 4Kids’ goals and objectives;
(iv) determines and approves compensation for the CEO, other executive officers and directors of 4Kids; and
(v) grants and administers stock options pursuant to 4Kids stock option plans and, if Proposal 3 is approved, will administer grants and issuances under the 4Kids Entertainment, Inc. Long-Term Incentive Compensation Plan.

        The Compensation Committee met 3 times during fiscal 2004 and met 4 times subsequent to December 31, 2004 but before the filing of 4Kids’ Annual Report on Form 10-K. The Compensation Committee’s report is included on page 13 of this Proxy Statement.

        4Kids has a Nominating and Corporate Governance Committee (the “Nominating Committee”) which currently consists of Mr. Block, who serves as the Chairman, and Messrs. Emmett, Goldstein and Grossman. The Nominating Committee assists the Board of Directors in:

(i) identifying individuals qualified to become Board members;
(ii) assessing the skills, background and abilities of each candidate;
(iii) assisting in assessing the independence of Board members; and
(iv) recommending the director nominees to be proposed for election at the annual meeting of shareholders.

        The Committee met 1 time during fiscal 2004 and 1 time subsequent to December 31, 2004, but before the filing of the 4Kids’ Annual Report on Form 10-K. The Nominating Committee does not solicit director nominations but will consider recommendations by shareholders sent to the Secretary of 4Kids Entertainment, Inc. at 1414 Avenue of the Americas, New York, New York 10019. No formal procedures are required to be followed by shareholders in submitting such recommendations. Candidates proposed by shareholders will be considered by the Nominating Committee in substantially the same manner as other nominees.

Independence of Directors

        The New York Stock Exchange (“NYSE”) has recently adopted new independence standards for companies listed on the NYSE. These standards require a majority of the Board to be independent and every member of the Audit Committee, Compensation Committee, and Nominating Committee to be independent. A Director is considered independent only if the Board of Directors “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company).”

        The Board of Directors, using the standards established by the NYSE, has determined that the following directors are independent: Richard Block; Jay Emmett; Michael Goldstein; and Steven M. Grossman. In addition, the Board of Directors has determined that each of the members of the Audit, Compensation and Nominating Committees is “independent”.

        The Audit, Compensation and Nominating Committees each operate under written charters adopted by the Board of Directors. These charters are available for review, free of charge, on 4Kids’ website at www.4kidsentertainment.com.

Communications with the Board of Directors

        Shareholders or other interested parties may communicate directly with any presiding director, committee member or the non-management directors as a group by writing to 4Kids Entertainment, Inc.’s Secretary at the following address: 4Kids Entertainment, Inc., 1414 Avenue of the Americas, New York, NY 10019. The Secretary has been directed to forward all relevant correspondence to the relevant director, committee member or group of directors.

Attendance at Annual Meetings

        4Kids encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. Each of Messrs. Block, Garrity, Grossman, Emmett, Goldstein and Kahn attended the Annual Meeting in May 2004.

Executive Sessions of Non-Employee, Non-Management Directors

        Non-employee, non-management board members meet without management present at each regularly scheduled board meeting. During the non-management director sessions, the presiding director is determined by the committee session under which the meeting is being held or the agenda item being discussed. Accordingly, the Audit Committee Chair presides at the Audit Committee non-management director sessions, the Compensation Committee Chair presides at the Compensation Committee non-management director sessions and the Nominating/Corporate Governance Chair presides at the Nominating/Corporate Governance non-management director sessions.

Code of Ethics

        4Kids has a code of ethics that applies to all of its employees, including its principal executive officer, principal financial officer and principal accounting officer. A copy of the 4Kids Entertainment, Inc. Code of Ethics and Business Conduct is available for review, free of charge, on the 4Kids’ website at www.4kidsentertainment.com.

COMPENSATION

Executive Compensation — Annual Compensation

        The following table sets forth a summary of annual and long-term compensation during the fiscal years ended December 31, 2004, 2003 and 2002 paid to 4Kids’ Chief Executive Officer and the four most highly compensated executive officers of 4Kids (other than the Chief Executive Officer) whose total annual salary and bonus for the year ended December 31, 2004 was in excess of $100,000 (collectively, the “Named Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation
Name and Principal Position	Year	Salary($)(1)(2)	Bonus ($)	Long-Term Compensation Awards Stock Options (Shares)
Alfred R. Kahn,	2004	$700,000	$890,000	100,000
Chairman of the	2003	700,000	1,275,000	137,600
Board of Directors	2002	700,000	--	140,000
and Chief Executive Officer

Joseph P. Garrity,	2004	$350,000	$ 250,000	30,000
Executive Vice	2003	350,000	300,000	37,600
President, Chief	2002	350,000	--	40,000
Operating Officer &
Chief Financial Officer

Samuel R. Newborn,	2004	$350,000	$ 250,000	30,000
Esq., Executive Vice	2003	350,000	300,000	37,600
President, General	2002	350,000	--	40,000
Counsel

Norman Grossfeld,	2004	$350,000	$ 320,000	30,000
President,	2003	350,000	309,000	37,600
4Kids Productions	2002	350,000	--	40,000

Brian Lacey,	2004	$350,000	$ 150,000	30,000
Executive Vice,	2003	175,000	50,000	--
President, International	2002	--	--	--

_________________

(1)	Does not include amounts paid on behalf of executive officers under the Company’s benefit plans. Such benefit plans, which are offered to all full time employees of the Company, include a 401K Plan, major medical insurance, long-term disability insurance and life insurance.

(2)	In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted as the aggregate value of such perquisites and other personal benefits for each Named Officer constituted less than the lesser of $50,000 and 10% of the total annual salary and bonus for each of the Named Officers for each fiscal year.

        The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended December 31, 2004 to the Named Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Options Granted(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(3)	Expiration Date	5%	10%
Alfred R. Kahn	100,000	17%	$22.37	4/1/09	$618,000	$1,366,000
Joseph P. Garrity	30,000	5%	$22.37	4/1/09	$185,000	$410,000
Samuel Newborn	30,000	5%	$22.37	4/1/09	$185,000	$410,000
Norman Grossfeld	30,000	5%	$22.37	4/1/09	$185,000	$410,000
Brian Lacey	30,000	5%	$22.37	4/1/09	$185,000	$410,000

_________________

(1)	4Kids used such method as it is one of the methods of option valuation suggested by the SEC’s rules on executive compensation disclosure. 4Kids does not advocate or necessarily agree that such method can properly determine the value of an option.

(2)	The option grants are exercisable 50% on the date of grant and 50% on the one year anniversary of the date of such grant.

(3)	Based upon the fair market value of 4Kids’ common stock on the date of grant.

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

       The following table sets forth the number of options exercised and dollar value realized for such exercises and fiscal year end value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized(1)($)	Number of Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Alfred R. Kahn	263,800	$4,878,110	1,072,600	50,000	$13,050,488	$--
Joseph P. Garrity	--	--	142,600	15,000	990,397	--
Samuel Newborn	20,000	226,736	92,600	15,000	386,272	--
Norman Grossfeld	--	--	92,600	15,000	386,272	--
Brian Lacey	--	--	15,000	15,000	--	--

_________________

(1)	Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2)	Calculation based upon the closing price of 4Kids’ common stock on The New York Stock Exchange on December 31, 2004 of $21.02 per share less option exercise price.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes 4Kids’ existing equity compensation plans as of December 31, 2004:

Plan Category	(a) Number of Securities to Be Issued upon Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans
approved by security holders	2,396,375	$14.81	734,350

Equity compensation plans
not approved by security holders	N/A	N/A	N/A

Compensation of Directors

        The form and amount of director compensation is determined by the Board of Directors upon the recommendation of the Compensation Committee. Each member of the Board of Directors who is not an employee of 4Kids (a “Non-Employee Director”) receives $45,000 annually, effective January 1, 2005, for his service on the Board of Directors plus an additional $5,000 for each committee, excluding the Audit Committee, on which he serves as chairman. The chairman of the Audit Committee receives an additional $15,000 annually. At the discretion of the Board of Directors, the Non-Employee Directors are eligible to receive grants of options to purchase shares of 4Kids’ common stock at an exercise price equal to the fair market value of a share of common stock on the date of grant. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors.

        4Kids’ Non-Employee Directors are Messrs. Block, Emmett, Goldstein, and Grossman. During the fiscal year ended December 31, 2004, 15,000 options were granted to each of 4Kids’ Non-Employee Directors at an exercise price of $22.37, representing the fair market value of a share of 4Kids’ common stock on the date such options were granted. The option grants are exercisable 50% on the date of grant and 50% on the one year anniversary of the date of such grant.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements with Named Officers

    Mr. Kahn has an employment agreement with 4Kids which has an initial term of five years currently ending in 2009 and is automatically extended on the first day of April each year for one additional year, unless an action is taken by the Board of Directors. Pursuant to the agreement, Mr. Kahn receives a fixed salary of $700,000 per year and is entitled to receive an annual bonus equal to 10% of 4Kids’ income before income taxes and before calculation of bonus compensation of employees as stated in 4Kids' financial statements included in its annual report on Form 10-K. Mr. Kahn has voluntarily reduced his bonus in the past, as shown below:

Year	Contractual Bonus	Voluntary Reduction in Bonus	Paid Bonus
2004	$2,369,000	($1,479,000)	$ 890,000
2003	$2,743,000	($1,468,000)	$1,275,000
2002	$1,169,000	($1,169,000)	$ 0

        The agreement also provides that for a period of six months after termination of employment, Mr. Kahn will not compete with 4Kids. Under the employment agreement, if Mr. Kahn is terminated without cause, he will be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the five years preceding the date of termination ( the “Severance Payment”). If, at any time, a majority of the directors of 4Kids cease to consist of individuals that are “continuing directors” (as defined in the agreement) (a “Change of Control”), Mr. Kahn may terminate the agreement within six months of such Change of Control, in which event he would be entitled to receive the Severance Payment.

    Mr. Garrity has an employment agreement with 4Kids which provides for an annual salary of $350,000 plus an annual bonus to be awarded at the discretion of the Chief Executive Officer and the Compensation Committee which may not be less than $150,000. The minimum amount of Mr. Garrity’s annual bonus will be reduced by half of the amount of any net proceeds realized by Mr. Garrity from the sale of common stock obtained upon exercise of stock options granted during the fiscal year and will also be reduced to the extent of one half of the difference between the market price on December 31 of the fiscal year of the shares of common stock of 4Kids underlying any unexercised stock options granted to Mr. Garrity during the fiscal year and the aggregate exercise price of such stock options. For the fiscal year ended December 31, 2002, Mr. Garrity voluntarily agreed to receive no bonus compensation. For the fiscal years ended December 31, 2003 and 2004, Mr. Garrity’s bonus compensation was $300,000 and $250,000, respectively. Mr. Garrity’s agreement expires on December 31, 2006. The agreement may be terminated by 4Kids in the event of Mr. Garrity’s disability or for cause. If during the term of Mr. Garrity’s agreement a change of control (as defined in the agreement) occurs, Mr. Garrity may terminate the agreement within six months of such change of control, in which event he would be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the three years preceding the date such termination occurs.

    Mr. Grossfeld has an employment agreement which provides for an annual salary of $350,000 plus an annual bonus to be awarded at the discretion of the Chief Executive Officer and the Compensation Committee which may not be less than $150,000. The minimum amount of Mr. Grossfeld’s annual bonus will be reduced by half of the amount of any net proceeds realized by Mr. Grossfeld from sale of common stock obtained upon the exercise of stock options granted during the fiscal year and will also be reduced to the extent of one half of the difference between the market price on December 31 of the fiscal year of the shares of common stock of 4Kids underlying any unexercised stock options granted to Mr. Grossfeld during the fiscal year and the aggregate exercise price of such stock options. For the fiscal year ended December 31, 2002,

Mr. Grossfeld voluntarily agreed to receive no bonus compensation. For the fiscal years ended December 31, 2003 and 2004, Mr. Grossfeld’s bonus compensation was $309,000 and $320,000, respectively. Mr. Grossfeld’s agreement expires on December 31, 2006. The agreement may be terminated by 4Kids in the event of Mr. Grossfeld’s disability or for cause. If during the term of Mr. Grossfeld’s agreement a change of control (as defined in the agreement) occurs, Mr. Grossfeld may terminate the agreement within six months of such change of control, in which event he would be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the three years preceding the date such termination occurs.

    Mr. Newborn has an employment agreement with 4Kids which provides for an annual salary of $350,000 plus an annual bonus to be awarded at the discretion of the Chief Executive Officer and the Compensation Committee which may not be less than $150,000. The minimum amount of Mr. Newborn’s annual bonus will be reduced by half of the amount of any net proceeds realized by Mr. Newborn from the sale of common stock obtained upon exercise of stock options granted during the fiscal year and will also be reduced to the extent of one half of the difference between the market price on December 31 of the fiscal year of the shares of common stock of 4Kids underlying any unexercised stock options granted to Mr. Newborn during the fiscal year and the aggregate exercise price of such stock options. For the fiscal year ended December 31, 2002, Mr. Newborn voluntarily agreed to receive no bonus compensation. For the fiscal years ended December 31, 2003 and 2004, Mr. Newborn’s bonus compensation was $300,000 and $250,000, respectively. Mr. Newborn’s agreement expires on December 31, 2006. The agreement may be terminated by 4Kids in the event of Mr. Newborn’s disability or for cause. If during the term of Mr. Newborn’s agreement a change of control occurs (as defined in the agreement), Mr. Newborn may terminate the agreement within six months of such change of control, in which event he would be entitled to receive a payment equal to 2.99 times his average annual compensation paid by 4Kids (including bonuses, if any) during the three years preceding the date such termination occurs.

Compensation Committee Interlocks and Insider Participation

        As described in “Election of Directors — Committees of the Board of Directors” above, 4Kids has a Compensation Committee which consists of Messrs. Emmett, Block, Goldstein and Grossman. None of such individuals has ever been an officer or employee of 4Kids or any of its subsidiaries. During fiscal 2004, no executive officer of 4Kids served as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the Board of Directors of 4Kids.

Report of the Compensation Committee of the Board of Directors

        Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Compensation Committee

        4Kids’ Compensation Committee currently consists of Mr. Emmett, who serves as the Chairman, and Messrs. Block, Goldstein and Grossman. The Compensation Committee is responsible for 4Kids’ executive compensation policy and for approving any employment and other compensation agreement between 4Kids and its executive officers. In general, the goal of the 4Kids executive compensation policy is to attract and retain high-performing executives and to motivate and reward such executives based on overall corporate and individual performance, and the creation of shareholder value.

Components

        For 2004, the compensation of the 4Kids executive officers consisted primarily of salaries, bonuses and stock options. Salary ranges for each of our executive officers are established with reference to the competitive marketplace for equivalent job levels, the level and scope of the executive officer’s responsibilities within 4Kids and the executive officer’s individual performance. Salaries are reviewed annually by the Compensation Committee either formally or informally. Certain of our executive officers have employment agreements with 4Kids which establish the executive officer’s base salary and parameters for determining the executive officer’s annual bonus. Please see “Employment Contracts and Termination of Employment and Change-in-Control Agreements with Named Officers” for a detailed discussion of the employment agreements between certain of 4Kids’ executive officers and 4Kids.

        Stock options are intended to strengthen the mutuality of interest of our executive officers and our shareholders in maximizing long-term shareholder value. The 4Kids Compensation Committee is responsible for granting stock options to the executive officers as well as other eligible employees pursuant to 4Kids’ stock option plans. Grants of stock options are made from time to time to the executive officers based on our overall performance and the individual performance of each executive officer. On April 1, 2004, options to acquire 100,000 shares were granted to Mr. Kahn pursuant to the Company’s 2003 Stock Option Plan at an exercise price of $22.37, the fair market value on the date of grant. Additionally, on April 1, 2004, options to acquire 30,000 shares were granted to each of the Named Officers at an exercise price of $22.37, the fair market value on the date of grant.

        The Board of Directors, acting on the recommendation of the Compensation Committee, unanimously approved a new long-term incentive plan, subject to shareholder approval, and directed that it be submitted for consideration and action at the next meeting of shareholders. Proposal 3 of this Proxy Statement will provide a basis for future stock options and other awards that designed to attract, retain and award employees responsible for significant contributions to our business. Such plan, if approved by the shareholders, will be administered by the Compensation Committee.

Basis for the Compensation of the CEO

        The Company has an employment agreement with Mr. Kahn pursuant to which he received a fixed annual salary of $700,000 and was entitled to receive a bonus of $2,369,000. Mr. Kahn voluntarily reduced the amount of his bonus compensation for 2004 to $890,000, a reduction of approximately $1,479,000 from the amount he would have been entitled to receive under his employment agreement. We believe that Mr. Kahn’s salary and bonus compensation for 2004, as reflected in his employment agreement is reasonable when compared to, and in line with, the salary and compensation paid to other similarly situated chief executive officers. Please see “Employment Contracts and Termination of Employment and Change-in-Control Agreements with Named Officers” for a more detailed discussion of Mr. Kahn’s employment agreement.

        In addition to cash compensation, Mr. Kahn is also eligible to receive stock options pursuant to the 4Kids’ stock option plans. The purpose of such stock option grants is to provide Mr. Kahn with a further inducement to contribute to the long-term growth and development of the business of 4Kids. Consequently, during the term of any such options, Mr. Kahn will receive the opportunity to profit from any rise in the market value of the 4Kids’ common stock.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, makes compensation paid to certain executives in amounts in excess of $1 million not deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exemptions. The Compensation Committee has not adopted a policy that all compensation be deductible under Section 162(m), in order to preserve the Compensation Committee’s flexibility to compensate executive officers.

Compensation Committee
Jay Emmett
Richard Block
Michael Goldstein
Steven M. Grossman

Report of the Audit Committee of the Board of Directors

        Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

        4Kids’ Audit Committee currently consists of Mr. Grossman, who serves as the Chairman, and Messrs. Block, Emmett and Goldstein. The Audit Committee provides assistance to the Board of Directors in fulfilling the Board of Director’s oversight responsibilities with respect to the quality and integrity of 4Kids’ financial reports, the independence and qualifications of 4Kids’ independent auditors, the performance of 4Kids’ internal audit function and 4Kids’ compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace 4Kids’ independent auditors and is directly responsible for determining the compensation and for overseeing the work of the 4Kids independent auditors. The Audit Committee met with management periodically during the year to consider the adequacy of 4Kids’ internal controls and the objectivity of its financial reporting. The Audit Committee also discussed with 4Kids’ independent auditors and with the appropriate financial personnel their evaluations of 4Kids’ internal accounting controls and the overall quality of the 4Kids financial reporting. The Audit Committee also discussed with 4Kids’ senior management and independent auditors the process used for certifications by 4Kids’ chief executive officer and chief financial officer which is required by the SEC for certain of 4Kids’ filings with the SEC. The Audit Committee met privately with both the independent auditors and the internal auditor, each of whom has unrestricted access to the Audit Committee.

        The Board of Directors has determined that one of the Committee’s members, Mr. Grossman, qualifies as an “audit committee financial expert” as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. All of the Audit Committee members are independent as defined in the New York Stock Exchange listing standards.

Review of the Company’s Audited Financial Statements for the Fiscal Year ended December 31, 2004

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with the Company’s management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codifications of Statements on Auditing Standards AU § 380).

        The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Deloitte & Touche LLP such firm’s independence.

        Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee
Steven M. Grossman
Richard Block
Jay Emmett
Michael Goldstein

Performance Graph

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the shares of 4Kids’ common stock against the cumulative total return of the S&P Small Cap 600 Index and the Russell 2000 Index for the past five fiscal years.

	1999	2000	2001	2002	2003	2004
4Kids	100%	32%	72%	79%	93%	75%
S&P 600	100%	111%	117%	99%	137%	166%
Russell 2000	100%	97%	99%	79%	116%	138%

The chart assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1999. The Company has elected to compare shareholder returns with the S&P Small Cap 600 and the Russell 2000 indices. These indices are comprised of smaller publicly held companies, including 4Kids, based on market capitalization.

Certain Transactions Involving Management

        Except as described in “Employment Contracts and Termination of Employment and Change-in-Control Agreements with Named Officers” above, from January 1, 2004 to the present, there have been no transactions, or currently proposed transactions, between the Company or any of its subsidiaries and any executive officer, director, 5% beneficial owner of the Company’s common stock, or member of the immediate family of the foregoing persons in which one of the foregoing individuals or entities had an interest of more than $60,000.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the officers and directors of 4Kids, and persons who own more than ten percent of a registered class of 4Kids’ equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish 4Kids with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, 4Kids believes that, during the fiscal year ended December 31, 2004, 4Kids’ officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of April 11, 2005, certain information concerning the beneficial ownership of the shares of common stock of 4Kids by (i) each person who is known by 4Kids to own beneficially more than five percent of the outstanding shares of common stock of 4Kids, (ii) each of the directors of 4Kids, (iii) the Named Officers and (iv) all current directors and executive officers of 4Kids as a group.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)				Percent of Class
	Shares	Options	Total
William Blair & Company, LLC (2)	893,060	--	893,060		6.70%

The TCW Group, Inc. (3)	882,507	--	882,507		6.62%

Barclays Global Investors Int'l (4)	769,625	--	769,625		5.77%

Richard Block (5)	3,500	30,000	33,500		less than 1%

Jay Emmett (5)	5,300	60,000	65,300		less than 1%

Joseph P. Garrity (5)	60,000	177,600	237,600		1.74%

Michael Goldstein (5)	3,000	30,000	33,000		less than 1%

Norman Grossfeld (5)	--	117,600	117,600		less than 1%

Steven M. Grossman (5)	2,000	55,000	57,000		less than 1%

Alfred R. Kahn (5)	1,061,750	1,122,600	2,184,350	(6)	15.97%

Brian Lacey (5)	--	30,000	30,000		less than 1%

Samuel Newborn (5)	--	157,600	157,600		1.15%

All directors and officers as a group (12 persons)	1,135,550	1,938,000	3,073,550		22.47%

_________________

(1)	Unless otherwise indicated, each holder possesses sole voting and investment power over the shares of common stock listed as beneficially owned.

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(2)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2005. The address of the holder is 222 W. Adams Street, Chicago, IL 60606.

(3)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. The TCW Group, Inc. has shared voting power with respect to 558,407 of the shares reported as beneficially owned and sole investment power with respect to all of the shares reported as beneficially owned. The address of the holder is 865 S. Figueroa Street, Los Angeles, CA 90017.

(4)	Share ownership information is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 as follows: (a) Barclays Global Investors, NA has sole voting power with respect to 309,628 of the shares reported as beneficially owned, sole investment power with respect to 414,540 of the shares reported as beneficially owned; (b) Barclays Global Fund Advisors, a subsidiary of Barclays Global Investors Int’l, has sole voting power with respect to 348,994 of the shares reported as beneficially owned, sole investment power with respect to 353,085 of the shares reported as beneficially owned; and (c) Palomino Limited, a subsidiary of Barclays Global Investors Int’l, has sole voting power with respect to 2,000 of the shares reported as beneficially owned, sole investment power with respect to 2,000 of the shares reported as beneficially owned. The address of Barclays Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105. The address of Palomino Limited is Walker House, Mary Street, PO Box 908 GT, Georgetown, Grand Cayman.

(5)	The address for Messrs. Block, Emmett, Garrity, Goldstein, Grossfeld, Grossman, Kahn, Lacey and Newborn is 4Kids Entertainment, Inc., 1414 Avenue of the Americas, New York, New York 10019.

(6)	Includes 1,039,800 shares owned by Mr. Kahn, 6,000 shares owned by Mr. Kahn’s wife, and 15,950 shares held by Mr. Kahn for the benefit of his minor daughter under the NY/UGMA and 1,122,600 shares issuable upon exercise of currently exercisable options.

PROPOSAL 2 — SELECTION OF AUDITORS

        The 4Kids financial statements for the past several fiscal years have been examined by Deloitte & Touche LLP, independent public accountants. On March 11, 2005, the Audit Committee of the Board of Directors voted to propose and recommend the selection of Deloitte & Touche LLP as independent auditors to examine its financial statements for the fiscal year ending December 31, 2005.

        Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

        As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the independent auditors) in order to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

        The fees billed for professional services by Deloitte & Touche LLP in 2004 and 2003 were approximately as follows:

Type of Fees	2004	2003
Audit Fees	$1,096,000	$416,000

Audit-Related Fees	72,000	20,000
Tax Fees	104,000	192,000
All Other Fees	--	--

Total	$1,272,000	$628,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that 4Kids Entertainment, Inc. paid to Deloitte & Touche LLP for the audit of 4Kids Entertainment, Inc.’s annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of 4Kids Entertainment, Inc.’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of 4Kids Entertainment, Inc.’s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations; “Tax fees” are fees for tax compliance, tax advice, and tax planning; and “All other fees” are fees for any services not included in the first three categories.

        The Audit Committee of the Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be so voted.

PROPOSAL 3 – PROPOSED 4KIDS ENTERTAINMENT, INC. 2005 LONG-TERM INCENTIVE COMPENSATION PLAN

        Consistent with the Company’s longstanding practice of rewarding employees responsible for significant contributions to the Company’s business, the Compensation Committee has advised the Board of Directors that it is in the interest of the Company to adopt the 4Kids Entertainment, Inc. 2005 Long-Term Incentive Compensation Plan (the “Plan”). The purposes of the Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to associate more closely the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating a diverse and talented group of employees on a competitive basis, and to ensure a pay for performance linkage for such persons. Accordingly, on April 18, 2005, the Board of Directors, acting on the recommendation of the Compensation Committee, unanimously approved the Plan, subject to shareholder approval, and directed that it be submitted for consideration and action at the next meeting of shareholders. Adoption of the Plan requires that the Plan be approved by the affirmative vote of a majority of the shares of Common Stock voted at the meeting. Among the key features of the Plan, which the Board of Directors believes reflect the Company’s strong commitment to sound compensation and governance practices, are the following:

•	Types of Awards. The Plan allows the Company to continue to use equity to attract, retain and motivate employees and will give the Company greater flexibility to respond to changes in executive compensation practices given the anticipated impact of changes in accounting for stock options and other stock compensation. The Plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options), stock appreciation rights (“SARs”), restricted shares, restricted share units, stock awards and performance shares. In the past, stock options have been the principal form of long-term equity incentive used by the Company.

•	Limitation on Shares Issued. The Plan authorizes the issuance of up to 600,000 shares of Common Stock, representing approximately 4.5% of the shares currently outstanding, of which no more than 100,000 shares may be issued pursuant to incentive stock options, with any increase in authorized shares subject to shareholder approval.

•	Full Value Awards. To the extent that “full value awards” (all awards other than stock options or SARs) are granted, such full value awards will reduce the total number of shares of Common Stock available for issuance by four shares of Common Stock for every one share of Common Stock underlying a full value award. This provision could reduce the total number of shares the Company could issue under the Plan to 150,000 shares if all of the awards granted were full value awards.

•	Share Counting. The shares underlying all awards granted under the Plan reduce the shares available for issuance regardless of whether they are settled in cash or stock. The only shares that become available for issuance again under the Plan are for awards that expire or are cancelled, forfeited or terminated without being exercised or paid out.

•	No Discounted Stock Options or SARs. All stock options and SARs must have an exercise price equal to or greater than the fair market value of the Company’s Common Stock on the date the stock option or SAR is granted.

•	No Stock Option or SAR Repricings. The Plan prohibits the repricing of stock options and SARs, and also does not allow canceling and replacing an outstanding stock option or SAR with a stock option or SAR with a lower exercise price.

•	No “Reload” Options. The Plan does not permit granting options with “reload” features that provide for automatic grants of new options when shares are tendered to pay for the exercise of previously granted options.

•	Committee. The Plan is administered by the Compensation Committee, which is comprised solely of non-employee directors who qualify as independent under the listing standards of the New York Stock Exchange.

        The following is a brief but not comprehensive summary of the proposed Plan. The complete text of the Plan is attached as Exhibit A and reference is made to that Exhibit for a complete statement of the provisions of the Plan.

Administration of the Plan. The Plan will be administered by the Compensation Committee, which is currently comprised of four directors (and must under the plan be comprised of at least three directors), each of whom is not an employee of the Company. Each member of the Compensation Committee must be a “Non-Employee Director” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 and an “outside director” within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986 (the “Internal Revenue Code”). The Compensation Committee has the authority to, among other things: determine the persons to be granted awards under the Plan; determine the type, size and terms of awards; establish objectives and conditions for awards; determine whether an award may be deferred; and determine the guidelines and procedures for payment or exercise of awards. To the extent permitted by law, the Compensation Committee may delegate its authority to one of more of its members or other persons.

Awards.     The Plan provides for the grant of incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted shares, restricted share units, stock awards and performance shares, each as defined in the Plan.

Eligibility.     Participants in the Plan will be selected on the basis of demonstrated ability to contribute substantially to the effective management or financial performance of the Company. The Compensation Committee will select participants in the Plan from among those directors who are employees of the Company or its domestic subsidiaries; employees of the Company and its domestic subsidiaries (including executive officers and officers of the Company); employees of international subsidiaries of the Company; and consultants designated by the Compensation Committee. Participants will also include non-employee directors who are eligible to receive stock awards and restricted shares under the Plan.

Shares of Common Stock Subject to the Plan. Unless otherwise authorized by the Company’s shareholders, or subject to adjustment for certain dilutive or related events, the maximum aggregate number of shares of Common Stock available for issuance under the Plan will be 600,000 shares. Any of the authorized shares of Common Stock may be used for any of the types of awards described in the Plan, except that no more than 100,000 shares may be issued pursuant to incentive stock options.

        In connection with the grant of an option or other award (other than a full value award), the number of shares of Common Stock available for issuance under the Plan shall be reduced by the number of shares of Common Stock in respect of which such option or other award is granted or denominated. If full value awards are granted, each full value award shall reduce the total number of shares of Common Stock available for issuance under the Plan by four shares of Common Stock for each share of Common Stock in respect of which such full value award is granted.

        If any outstanding option or other award (or portion thereof) expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option or other award, the underlying shares of Common Stock may again be the subject of options or other awards granted under the Plan. To the extent any such expired, canceled, forfeited or otherwise terminated award (or portion thereof) was a full value award, the number of shares of Common Stock that may again be the subject of options or other awards granted under the Plan shall increase by four shares of Common Stock for each share of Common Stock in respect of which such full value award was granted. These provisions operate as follows:

•	The Company could issue stock options and SARs under the Plan in any combination covering up to 600,000 shares of Common Stock (subject to the limitation of incentive stock options to 100,000 shares) and no full value awards.

•	The Company could issue full value awards under the Plan in any combination covering up to 150,000 shares of Common Stock and no stock options or SARs (since any full value award would be deemed to utilize four shares of Common Stock for every share of Common Stock underlying that award).

•	Shares of common stock underlying expired, forfeited, cancelled or otherwise terminated awards shall be restored to the Plan and shall be available for future awards.

Award Limitations. During a fiscal year, stock options and stock appreciation rights may be granted, in the aggregate, to an individual participant with respect to a maximum of 200,000 shares of Common Stock. In addition, during a fiscal year, full value awards may be granted, in the aggregate, to an individual participant with respect to a maximum of 50,000 shares of Common Stock.

Stock Options. Stock options may be granted alone or together with stock appreciation rights. A stock option may be granted in the form of a nonqualified stock option or an incentive stock option. The option exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted, unless the option was granted through the assumption of, or in substitution for, an outstanding award previously granted by a corporation acquired by or merged with the Company. The Compensation Committee may establish the term of each stock option, but no stock option will be exercisable after 10 years from the grant date.

Except for adjustments made to adjust for dilutive or similar events, or except as otherwise approved by shareholders, the exercise price of a stock option may not be decreased after the date of grant and no outstanding stock option may be surrendered to the Company as consideration for the grant of a new stock option with a lower exercise price.

Incentive Stock Options(ISO). An ISO is a stock option that may qualify for certain U.S. federal tax advantages. The aggregate fair market value of the shares of Common Stock with respect to which ISOs become exercisable by an individual participant for the first time in any calendar year may not exceed $100,000 or such other amount as may subsequently be specified by the Internal Revenue Code and/or applicable regulations, based on the fair market value of the underlying Common Stock on the date of grant. If this limit is exceeded, any options on shares in excess of the limit will be treated as nonqualified stock options.

Stock Appreciation Rights(SAR). A SAR is an award that entitles the recipient to receive the appreciation in value of a set number of shares of the Company’s Common Stock over a set period of time. SARs may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than the fair market value of the underlying Common Stock on the date of grant, unless the SAR was granted through the assumption of, or in substitution for, an outstanding award previously granted by a corporation acquired by or merged with the Company. The Compensation Committee may establish the term of each SAR, but no SAR will be exercisable after 10 years from the grant date.

Restricted Shares and Restricted Share Units (“RSUs”). A restricted share is an award of a share of Common Stock that may not be traded or sold until a predetermined date set by the Compensation Committee. A RSU is an award of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Compensation Committee, based on the value of a specified number of shares of Common Stock. The restrictions on such awards shall be determined by the Compensation Committee, and may include stipulated purchase prices, forfeiture conditions, transfer restrictions, restrictions based on performance goals and time-based restrictions on vesting. Holders of RSUs will have no ownership interest in the shares of Common Stock to which such RSUs relate until and unless payment with respect to such restricted RSUs is actually made in shares of Common Stock. Except as otherwise determined by the Compensation Committee, during the restriction period, participants who hold restricted shares will have voting rights and any dividends payable to participants on restricted shares during the restriction period will be distributed to participants only if and when the restrictions imposed on the restricted shares lapse. Unless otherwise determined by the Compensation Committee, during the restriction period, participants who hold RSUs will be credited with dividend equivalents in respect of such RSUs, which will be immediately converted to RSUs with an initial value equal to the amount of such dividend equivalents.

Stock Awards. Stock awards may be granted to eligible participants, either alone or in combination with other awards under the Plan. The Compensation Committee will determine the terms and conditions governing each stock award.

Performance Shares. A performance share is an award of shares of Common Stock based on the achievement of certain performance goals set during a performance period. Performance shares may be issued to eligible participants, either alone or in combination with other awards made under the Plan. The Compensation Committee will determine the performance goals in its sole discretion. The performance measures to be used for performance shares may be based on one or more performance criteria, including: income measures (such as gross profit, operating income, earnings before or after taxes, net income and earnings per share); return measures (such as return on assets, investment, equity or sales); cash flow; costs; revenue measures; and stock price (such as growth measures and total shareholder return). Notwithstanding the attainment of any performance goal, the Compensation Committee has the discretion to reduce any award payment.

Payment.     When a stock option is exercised, the option exercise price will be payable to the Company in full (a) in cash or its equivalent; (b) by tendering previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the total option exercise price (provided that the shares that are tendered must have been beneficially owned by the participant for at least six months prior to their tender); (c) by reducing the number of shares of Common Stock issuable upon exercise of the Option by a number of shares having a Fair Market Value equal to the Option Exercise Price (or portion thereof) to be paid with such underlying shares of Common Stock; or (d) by a combination of (a), (b) and (c).

        With respect to SARs, the Compensation Committee may authorize payment in the form of cash, Common Stock that (when valued at its fair market value on the date of exercise) has a value equal to such cash amount, a combination thereof, or any other method as the Compensation Committee may determine.

No Repricing. Except for adjustments made pursuant to a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the exercise price of any outstanding stock option or SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding stock option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new stock option or SAR with a lower exercise price, without shareholder approval.

Deferred Payments and No Deferrals of Option or SAR Gains. The Compensation Committee may defer the payment of all or a portion of any award (except gains from stock options or SARs) or approve deferral elections made by participants upon such terms and conditions as the Compensation Committee may determine in its sole discretion. No deferral of gains from stock options or SARs is permitted under the Plan.

Dilution and Other Adjustments. In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Compensation Committee will make appropriate adjustments in the class and aggregate number of shares that may be delivered under the Plan, the individual award maximums, the class, number and exercise price of outstanding options and SARs, and the class and number of shares subject to any other awards granted under the Plan.

No Loans. No loans from the Company to participants will be permitted in connection with the Plan.

Effective Date, Amendments and Termination. If approved by the shareholders, the Plan will become effective as of the date of such approval and no awards will be made under the Plan after the tenth anniversary of the date on which the shareholders approved the Plan. The Compensation Committee may terminate or amend the Plan at any time, but no such amendment or termination may adversely affect awards granted prior to such termination or amendment, except to the extent necessary or appropriate to comply with applicable law or stock exchange rules and regulations. Unless the Company’s shareholders have first approved the amendment, no amendment may (a) increase the number of authorized shares or the maximum individual award limitation, (b) extend the maximum period during which awards may be granted, (c) add to the types of awards that may be made, (d) change the performance measures pursuant to which performance shares are earned, (e) modify the requirements governing eligibility for participation in the Plan or (f) amend the Plan in a manner that would require shareholder approval pursuant to the Plan, applicable law or the rules of the New York Stock Exchange.

United States Income Tax Consequences. Under the Internal Revenue Code as presently in effect, the following are, in general, the material federal income tax consequences of awards under the Plan. The grant of a stock option will have no tax consequences to a participant or the Company. In general, when a participant exercises an incentive stock option, the participant will not recognize income, and the Company will not be entitled to a tax deduction. However, the excess of the acquired incentive stock option shares’ fair market value on the exercise date over the exercise price will be included in the participant’s income for purposes of the alternative minimum tax. In general, if a participant exercises an incentive stock option more than three months after terminating his or her employment with the Company or a subsidiary, the option will be treated for tax purposes as a nonqualified stock option, as described below.

In general, upon exercising a nonqualified stock option, a participant will recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price. The Company will be entitled to a tax deduction for the same amount. When a participant disposes of shares acquired under an incentive stock option, the participant will have a capital gain or loss equal to the difference between the exercise price and the amount realized by the participant on the disposition of the shares. However, if the participant fails to hold incentive stock option shares for more than one year after exercising the option and for more than two years after the grant of the option, the portion of any gain realized by the participant upon the disposition of the shares that does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, and the Company generally will be entitled to a tax deduction for the same amount. The balance of any gain or any loss will be treated as a capital gain or loss.

        With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the participant. The Company generally will be entitled to a tax deduction in the same amount. If the shares are nontransferable and subject to a substantial risk of forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares by the participant.

        When a participant sells any shares acquired under a nonqualified stock option or any other award other than an incentive stock option, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee’s basis in the shares. In general, the participant’s basis in any such shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares.

The Board of Directors recommends a vote FOR the 4Kids Entertainment, Inc. 2005 Long-Term Incentive Plan.

OTHER MATTERS

        The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

SHAREHOLDER PROPOSALS

        Proposals by any shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by the Corporation for inclusion in proxy material relating to such meeting not later than December 22, 2005. Further, management proxies for the Corporation’s 2006 Annual Meeting of Shareholders will use their discretionary voting authority with respect to any proposal presented at the meeting by a shareholder who does not provide the Company with written notice of such proposal prior to March 11, 2006.

By Order of the Board of Directors,

/s/ ALFRED R. KAHN
ALFRED R. KAHN
Chairman of the Board of Directors and Chief Executive Officer

New York, New York April 25, 2005 -27- EXHIBIT INDEX

Number	Description
Exhibit A	4Kids Entertainment, Inc. 2005 Long-Term Incentive Compensation Plan

Exhibit A

4KIDS ENTERTAINMENT, INC.
2005 LONG-TERM INCENTIVE COMPENSATION PLAN

1.     Purposes.

        The purposes of the Plan are to provide long-term incentives to those persons with responsibility for the success and growth of 4Kids Entertainment, Inc., a New York corporation (the “Corporation”) and its subsidiaries, to associate more closely the interests of such persons with those of the Corporation’s shareholders, to assist the Corporation and its subsidiaries in recruiting, retaining, and motivating a diverse and talented group of employees on a competitive basis, and to ensure a pay for performance linkage for such persons.

2.     Definitions.

      For purposes of the Plan:

        “Award” means a grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Stock Awards, Performance Shares, or any or all of them.

        “Board” means the Board of Directors of the Corporation.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Committee” means the Compensation Committee of the Board (or any successor committee). The Committee shall be appointed by the Board and shall consist of at least three independent, outside members of the Board. The members of the Committee, in the judgment of the Board, shall constitute (a) non-employee directors as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 and any rules and regulations of the principal stock exchange on which Common Stock is listed or quoted and (b) outside directors as defined in the regulations under Section 162(m) of the Code.

        “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

        “Dividend Equivalent” means, on any dividend record date, an amount equal in value to the dividend on one share of Common Stock as declared by the Board with respect to such record date.

        “Eligible Participants” means (i) directors who are employees of the Corporation or its domestic subsidiaries, employees of the Corporation and its domestic subsidiaries (including executive officers and officers of the Corporation), employees of international subsidiaries of the Corporation and its subsidiaries, (ii) any Non-Employee Director, and (iii) such independent consultants as may be designated by the Committee.

        “Employee Director” means, on any date, a member of the Board who is also an employee of the Corporation or any of its subsidiaries or affiliates on such date.

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        “Fair Market Value” on any date means the average of the high and low sales prices as reported by the New York Stock Exchange (“NYSE”) or by the NYSE’s Successor, on the last trading day on which the Company’s shares of Common Stock were traded immediately preceding the date an Award is granted pursuant to the Plan, or if not reported on NYSE or the NYSE’s successor, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

        “Fiscal Year” means the fiscal year of the Corporation.

        “Full Value Award” means any Award that is not an Option or a Stock Appreciation Right.

        “ISO” or “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an ISO.

        “Named Executive Officer” means, for any Fiscal Year, the Corporation’s Chief Executive Officer and the Corporation’s next four highest paid executive officers, as reported in the Corporation’s proxy statement pursuant to Regulation S-K, Item 402(a)(3) for such Fiscal Year promulgated under the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.

        “Non-Employee Director” means, on any date, (i) a Non-Employee Director as defined in Rule 16(b)(3), or any successor provision promulgated under the Securities Act of 1934 and (ii) an outside director within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder; provided, however, that clause (ii) shall apply only with respect to Awards that are intended to qualify as “performance-based compensation” exempt from the limitations contained in Section 162(m) of the Code.

        “NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Section 422 of the Code or that is not designated as an ISO by the Committee.

        “Option” means the right, granted pursuant to the Plan, to purchase shares of Common Stock at a specified price per share for a specified period of time.

        “Option Exercise Price” means the purchase price per share of Common Stock covered by an Option.

        “Participant” means an individual who has received an Award under the Plan.

        “Performance-Based Exception” means the performance-based exception (set forth in Section 162(m)(4)(C) of the Code) from the deductibility limitation imposed by Section 162(m) of the Code.

        “Performance Goals” means the goals established by the Committee in accordance with Section 7(e) hereof.

        “Performance Measures” means the criteria set forth in Section 7(e) hereof that may be used by the Committee as the basis for a Performance Goal.

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        “Performance Period” means the period established by the Committee for which the achievement of Performance Goals is assessed in order to determine whether and to what extent a Performance Share has been earned.

        “Performance Shares” means an Award, described in Section 7(e) hereof, of shares of Common Stock based on the achievement of Performance Goals during a Performance Period.

        “Plan” means the 4Kids Entertainment, Inc. 2005 Long-Term Incentive Plan, as set forth herein and as amended from time to time.

        “Restricted Shares” means an Award of shares of Common Stock, described in Section 7(c) hereof, which may not be traded or sold until the date that the restrictions on transferability imposed by the Committee with respect to such shares have lapsed or as otherwise determined by the Committee.

        “Restricted Share Units” means an Award, described in Section 7(c) hereof, of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, based on the value of a specified number of shares of Common Stock.

        “Restriction Period” means, with respect to Restricted Shares or Restricted Share Units, the period during which any restrictions on transferability established by the Committee remain in effect.

        Such restrictions shall remain in effect until such time as they have lapsed in accordance with the terms and conditions of the Restricted Shares or Restricted Share Units or as otherwise determined by the Committee.

        “Stock Appreciation Rights” or “SARs” means an Award, described in Section 7(b) hereof, of the right to receive a payment equal to the excess (if any) of (a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over (b) the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant (the “exercise price”), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.

        “Stock Award” means an Award, described in Section 7(d) hereof, of shares of Common Stock, which shall be subject to such terms, conditions, and restrictions (if any) as the Committee shall determine.

3.     Administration of the Plan.

a.	Authority of Committee. The Plan shall be administered by the Committee, which shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority:

•	to select the persons to be granted Awards under the Plan;

•	to determine the type, size, and terms of Awards to be made to each Participant, including Participants who are Non-Employee Directors;

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•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	to establish objectives and conditions for Awards;

•	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms and conditions of such agreement (which shall not be inconsistent with the Plan) and who must be the parties to such agreement;

•	to determine whether any conditions applicable to an Award have been met and whether an Award will be paid at the end of a Performance Period;

•	to determine if, when, and under what conditions payment of all or any part of an Award shall be deferred; and

•	to determine the guidelines and/or procedures for the payment or exercise of Awards.

b.

Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not inconsistent with the Plan and which, in the Committee’s opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders, and all Eligible Participants.

c.

Delegation of Authority. To the extent not prohibited by law, the Committee may delegate its authority hereunder to one or more of its members or other persons, except that no such delegation shall be permitted with respect to Awards to Eligible Participants who are subject to Section 16 of the Securities Exchange Act of 1934. Any person to whom the Committee delegates its authority pursuant to this Section 3(c) may receive Awards only if such Awards are granted directly by the Committee without delegation.

d.

Execution of Documents and Provision of Assistance. The Committee may designate employees of the Corporation to execute documents on behalf of the Committee or otherwise to assist the Committee in the administration and operation of the Plan.

e.

Uniformity Not Required. The terms and conditions that apply to Awards need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

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4.     Eligibility.

a.

General. Subject to the terms and conditions of the Plan, the Committee may, from time to time, select from all Eligible Participants those to whom Awards shall be granted under Section 7 hereof and shall determine the nature and amount of each Award.

b.

International Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of law in other countries in which the Corporation or any of its subsidiaries operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Eligible Participants employed by the Corporation or any of its subsidiaries outside the United States should participate in the Plan, (ii) modify the terms and conditions of any Awards made to such Eligible Participants, and (iii) establish subplans, modified Option exercise procedures, and other Award terms, conditions, and procedures to the extent such actions may be necessary or advisable to comply with provisions of the laws and regulations of countries outside the United States in order to assure the lawfulness, validity and effectiveness of Awards granted under the Plan.

5.     Shares of Common Stock Subject to the Plan.

a.

Authorized Number of Shares. Unless otherwise authorized by the Corporation’s shareholders and subject to the terms and conditions of this Section 5 and Section 9 hereof, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 600,000 shares. Any of the authorized shares of Common Stock may be used for any of the types of Awards described in the Plan, except that no more than 100,000 shares of Common Stock may be issued pursuant to ISOs.

b.	Share Counting. The following rules shall apply in determining the number of shares of Common Stock remaining available for issuance under the Plan:

i.

In connection with the grant of an Option or other Award, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the number of shares of Common Stock in respect of which such Option or other Award is granted or denominated.

ii.

Notwithstanding the provisions of Section 5(b)(i) above, each Full Value Award shall reduce the total number of shares of Common Stock available for issuance under the Plan by four shares of Common Stock for each share of Common Stock in respect of which such Full Value Award is granted.

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iii.

When an outstanding Option or other Award (or portion thereof) expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or other Award, the shares of Common Stock allocable to the expired, canceled, or otherwise terminated Option (or portion thereof) or other Award (or portion thereof) may again be available for issuance in respect of Options or other Awards granted under the Plan. However, to the extent any such expired, canceled, forfeited or otherwise terminated Award (or portion thereof) was a Full Value Award (or portion thereof), the number of shares of Common Stock that may again be available for issuance in respect of Options or other Awards granted under the Plan pursuant to this Section 5 shall increase by four shares of Common Stock for every share of Common Stock allocable to the expired, canceled, forfeited or otherwise terminated Full Value Award. Any such restored shares of Common Stock shall be available for issuance under the Plan pursuant to this Section 5.

iv.

Any shares of Common Stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary thereof or with which the Corporation or any subsidiary thereof combines, shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan.

c.

Shares to be Delivered. The source of shares of Common Stock to be delivered by the Corporation under the Plan shall be determined by the Committee and may consist in whole or in part of authorized but unissued shares, treasury shares, or shares acquired on the open market.

6.     Award Limitations.

a.

Options and SARs may be granted, in the aggregate, to an Eligible Participant with respect to a maximum of 200,000 shares of Common Stock during a single Fiscal Year. Full Value Awards may be granted, in the aggregate, to an Eligible Participant, with respect to a maximum of 50,000 shares of Common Stock during a single Fiscal Year. The maximum Award (excluding Options and SARs) that may be granted to any Eligible Participant for a Performance Period longer than one Fiscal Year shall not exceed the foregoing annual maximum multiplied by the number of full Fiscal Years in the Performance Period.

7.     Awards to Eligible Participants.

a.	Options.

i.

Grants. Subject to the terms and conditions of the Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

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ii.

Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary thereof or with which the Corporation or any subsidiary thereof combines.

iii.	Term. The term of each Option shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the date of grant.

iv.

ISO Limits. ISOs may be granted only to Eligible Participants who are employees of the Corporation or any of its subsidiaries on the date of grant. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Options on shares of Common Stock in excess of such limitation shall be deemed to be NQSOs. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. All ISOs must be granted within ten years from the date the Plan was approved by the Corporation’s shareholders.

v.

No Repricing. Except for adjustments made pursuant to Section 9 hereof, the Option Exercise Price under any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new Option with a lower Option Exercise Price without the approval of the Corporation’s shareholders.

vi.	Payment. When an Option is exercised, the Option Exercise Price shall be payable to the Corporation in full:

1.	In cash or its equivalent;

2.

By tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the shares that are tendered must have been beneficially owned by the Eligible Participant for at least six months prior to their tender); or

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3.

By reducing the number of shares of Common Stock issuable upon exercise of the Option by a number of shares having a Fair Market Value equal to the Option Exercise Price (or portion thereof) to be paid with such underlying shares of Common Stock; or

4.	By a combination of (1), (2) and (3).

b.	Stock Appreciation Rights.

i.

Grants. Subject to the terms and conditions of the Plan, SARs may be granted to Eligible Participants. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

ii.

Exercise Price. The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or any subsidiary thereof or with which the Corporation or any subsidiary thereof combines.

iii.	Term. The term of each SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the date of grant.

iv.

No Repricing. Except for adjustments made pursuant to Section 9 hereof, the exercise price under any outstanding SAR granted under the Plan may not be decreased after the date of grant nor may any outstanding SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a new SAR with a lower exercise price without the approval of the Corporation’s shareholders.

v.

Form of Payment. The Committee may authorize payment of a SAR in the form of cash, Common Stock that (when valued at its Fair Market Value on the date of exercise) has a value equal to such cash amount, a combination thereof, or any other method as the Committee may determine.

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c.	Restricted Shares/Restricted Share Units.

i.	Grants. Subject to the terms and conditions of the Plan, Restricted Shares or Restricted Share Units, or both, may be granted to Eligible Participants.

ii.	Restricted Shares. A Restricted Share is an Award of a share of Common Stock that is subject to such restrictions on transfer and such other terms and conditions as the Committee may establish.

iii.

Restricted Share Units. A Restricted Share Unit is an Award of a contractual right to receive an amount based on the Fair Market Value of a share of Common Stock, subject to such terms and conditions as the Committee may establish. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Any person who holds Restricted Share Units shall have no ownership interest in the shares of Common Stock to which such Restricted Share Units relate until and unless payment with respect to such Restricted Share Units is actually made in shares of Common Stock.

iv.

Terms and Conditions. The Committee shall impose such terms, conditions, and/or restrictions on any Restricted Shares or Restricted Share Units granted pursuant to the Plan as it may deem advisable including: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Share Unit; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (as described in Section 7(e)(iii) hereof or otherwise); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. To the extent the Restricted Shares or Restricted Share Units are intended to be deductible under Section 162(m) of the Code, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(e) hereof.

v.

Transfer Restrictions. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (a) cause “stop transfer” instructions to be issued, and/or (b) cause a legend or legends to be placed on certificates (if any) evidencing such Restricted Shares, as the Committee deems necessary or appropriate. Restricted Share Units may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

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vi.

Dividend and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or distribution rights in respect of such shares, and Participants who hold Restricted Shares shall have the right to vote such shares as the record owners thereof; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Share Units shall be credited with Dividend Equivalents in respect of such Restricted Share Units; and unless otherwise determined by the Committee, such Dividend Equivalents shall be immediately converted, in accordance with such terms and conditions as the Committee shall determine, to Restricted Share Units with an initial value equal to the amount of such Dividend Equivalents.

vii.

Evidence of Interest in Shares. Each Restricted Share issued pursuant to the Plan shall be evidenced by an interest in such Restricted Share registered in the name of the applicable Participant on the books and records of the Corporation or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Restricted Share), subject, in any such case, to the transfer restrictions imposed by Section 7(c)(v) hereof. If a Restricted Share is forfeited in accordance with the restrictions that apply to such Restricted Share, such interest or certificate, as the case may be, shall be canceled. At the end of the Restriction Period that applies to Restricted Shares, the Corporation shall cause the applicable transfer restrictions to be removed with respect to any shares of Common Stock to which such Participant is then entitled. No interest shall be recorded (and no physical certificate shall be issued) with respect to a Restricted Share Unit unless and until such Restricted Share Unit is paid in shares of Common Stock.

d.	Stock Awards.

i.

Grants. Subject to the terms and conditions of the Plan, Stock Awards consisting of shares of Common Stock may be granted to Eligible Participants. Stock Awards may be granted either alone or in addition to other Awards made under the Plan.

ii.

Terms and Conditions. The Committee shall determine the terms and conditions governing each Stock Award. Such terms and conditions may include such restrictions on the transferability of the shares of Common Stock covered by the Stock Award as the Committee, in its discretion, shall determine.

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e.	Performance Shares.

i.

Grants. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Eligible Participants. Performance Shares may be granted either alone or in addition to other Awards made under the Plan.

ii.

Performance Goals. Unless otherwise determined by the Committee, Performance Shares shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period. The Performance Period shall be determined by the Committee in its sole discretion.

iii.

Performance Measures. The Performance Measure(s) to be used for purposes of Performance Shares may be described in terms of objectives that are related to the individual Participant or objectives that are Corporation-wide or related to a subsidiary, division, department, region, function or business unit of the Corporation, and may consist of one or more or any combination of the following criteria:

•	Income measures (including gross profit, operating income, earnings before or after taxes, net income, or earnings per share);

•	Return measures (including return on assets, investment, equity, or sales);

•	Cash flow;

•	Costs;

•	Revenue measures; and

•	Stock price (including growth measures and total shareholder return).

The Performance Goals based on these Performance Measures may be expressed either in absolute terms or in relation to the performance of other entities.

iv.

Negative Discretion. Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce some or all of the Performance Shares that would otherwise be paid to a Participant.

v.

Extraordinary Events. At any time (or from time to time) after an Award is granted, and to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes, and other extraordinary and nonrecurring events.

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vi.

Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Section 162(m) of the Code: (A) the Committee shall interpret the Plan and this Section 7 in light of Section 162(m) of the Code and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

8.     Deferred Payments and No Deferral of Option or SAR Gains.

        Subject to the terms and conditions of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion. Notwithstanding the foregoing, deferral of Option or SAR gains shall not be permitted under the Plan.

9.     Dilution and Other Adjustments.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination, or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments in the class and aggregate number of shares that may be delivered under the Plan as described in Section 5 hereof, the individual Award maximums under Section 6 hereof, the class, number, and Option Exercise Price of outstanding Options, the class, number, and exercise price of outstanding SARs, and the class and number of shares subject to any other Awards granted under the Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Awards covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan.

10.     Miscellaneous Provisions.

a.

Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until interests in, or certificates evidencing, shares of Common Stock are issued to the Participant.

b.	No Loans. No loans from the Corporation or any of its subsidiaries to Participants shall be permitted in connection with the Plan.

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c.

No Assignment or Transfer. Except as expressly permitted by the Committee, no Award shall be transferred by the recipient otherwise than by will or by the laws of descent and distribution, or, in the case of NQSO’s, (i) for estate planning purposes, or (ii) as a charitable contribution to an exempt organization as such term is defined in Section 501(c)(3) of the Code. During the lifetime of the recipient the Award, to the extent exercisable, shall be exercisable only by such recipient, by the recipient’s legal representative or by a transferee permitted under the terms of the grant of the Award. Once awarded, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged, or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act of 1933, Section 16 of the Securities Exchange Act of 1934, and the Corporation’s Securities Trading Policy, as such policy may be amended from time to time.

d.

Withholding Taxes. The Corporation shall have the right to deduct from all Awards paid in cash (and any other payment hereunder) any federal, state, local, or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in shares of Common Stock or upon the exercise of Options, to require the payment (through withholding from the Participant’s salary or otherwise) of any such taxes. Subject to the approval of the Committee, with respect to any withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Shares, or upon any other taxable event arising as a result of Awards granted hereunder, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares of Common Stock having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction. All such elections shall be irrevocable and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

e.	Currency and Other Restrictions. The obligations of the Corporation to make delivery of Awards in cash or Common Stock shall be subject to currency and other restrictions imposed by any government.

f.

No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Corporation or any of its subsidiaries, and the Plan shall not interfere with or limit in any way the right of the Corporation or any of its subsidiaries to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award shall be exclusively governed by the terms and conditions of the Plan, including the right reserved by the Corporation to amend or cancel the Plan at any time without the Corporation incurring liability to the Participant (except, to the extent that the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination payments or other severance payments, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including currency and exchange laws, rules, and regulations.

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g.

Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant with the Corporation or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

h.	Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Corporation and shall not be charged to any Award or to any Participant.

i.

Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

j.

Funding of Plan. The Corporation shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan.

k.

Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

l.

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.

m.

Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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n.

Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

o.

Rules of Construction. Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term “including” shall be deemed to include the words “including without limitation.”

11.     Effective Date, Governing Law, Amendments, and Termination.

a.

Effective Date. The Plan was approved by the Board on April 18, 2005, subject to the approval of the Corporation’s shareholders, and shall become effective on the date it is approved by the Corporation’s shareholders.

b.

Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of the Code (and the regulations thereunder) pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless the Corporation’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be delivered under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 9 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of awards that may be made under the Plan, (iv) change the Performance Measures pursuant to which Performance Shares are earned, (v) modify the requirements as to eligibility for participation in the Plan, or (vi) require shareholder approval pursuant to the Plan, applicable law, or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.

c.

Governing Law. All questions pertaining to the construction, interpretation, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New York without giving effect to conflict of laws principles, except to the extent superseded by federal law.

d.	Termination. No Awards shall be made under the Plan after the tenth anniversary of the date on which the Corporation’s shareholders approve the Plan.

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4KIDS ENTERTAINMENT, INC.
PROXY
ANNUAL MEETING OF SHAREHOLDERS— MAY 26, 2005

The undersigned shareholder of 4Kids Entertainment, Inc.(“4Kids”) hereby appoints Alfred R. Kahn, attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote, as indicated herein, all the shares of common stock of 4Kids standing in the name of the undersigned at the close of business on April 11, 2005 at the Annual Meeting of Shareholders of 4Kids to be held at JP Morgan Chase, 277 Park Avenue, New York, New York, General Session Room, 17th Floor at 10a.m., local time, on May 26, 2005, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

Please mark boxes [X] or |_| in blue or black ink.

1. Election of Directors.

FOR all nominees |_|	WITHHOLD authority only for those nominees whose name(s) I have stricken below |_|	WITHHOLD authority for ALL nominees |_|

Nominees for Director are: Richard Block, Jay Emmett, Joseph P. Garrity, Michael Goldstein, Steven M. Grossman and Alfred R. Kahn.

2. Proposal to approve the ratification of the appointment of Deloitte & Touche LLP as 4Kids independent auditors for the fiscal year ending December 31, 2005.

For |_| Against |_| Abstain |_|
3. Proposal to approve the 4Kids 2005 Long-Term Incentive Compensation Plan.

For |_| Against |_| Abstain |_|

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

(Continued, and to be signed on reverse side)

(Continued from other side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

SIGNATURE(S) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administra-tor, trustee or guardian, please give full title.

Dated ________________________________________, 2005

Signature

Print Name

Signature

Print Name

[Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.]